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       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151



                                                     December 22, 2000
BY EDGAR

Public Filing Desk
Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C.  20549


        Definitive Information Statement for Calvert Variable Series, Inc.,
   - - Social International Equity Fund, SEC File Nos. 811-03591 and 2-80154

Ladies and Gentlemen:

The  above  Registrant  filed  today   electronically  on  EDGAR  a  Definitive
Information Statement on Schedule 14C for Calvert Variable Series, Inc.--Social International Equity Portfolio (the "Fund") pursuant to Rule 14(c) under the Securities Exchange Act of 1934.

Please telephone me at (202) 775-1201 with any comments you may have.

                                            Very truly yours,

                                            /s/David M. Leahy
                                            David M. Leahy

cc:      William M. Tartikoff, Esq.

                            SCHEDULE 14C INFORMATION

                   INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                      OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

[  ]      Preliminary Information Statement

[  ]     Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

[X]     Definitive Information Statement

                          Calvert Variable Series, Inc.

                (Name of Registrant as Specified in Its Charter)
                      Social International Equity Portfolio

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)     Title of each class of securities to which transaction applies:
         (2)     Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4)     Proposed maximum aggregate value of transaction:
         (5)     Total Fee Paid:

[  ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify previous filing by registration statement number, or the Form or Schedule and the date its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                          CALVERT VARIABLE SERIES, INC.
                      Social International Equity Portfolio

                       4550 Montgomery Avenue, Suite 1000N

                            Bethesda, Maryland 20814

                              INFORMATION STATEMENT

                REGARDING A CHANGE OF CONTROL OF THE FUND'S SUBADVISOR

This Information Statement is being supplied to all shareholders of the Calvert International Equity Fund (the "Fund"), a portfolio of Calvert Variable Series, Inc. Pursuant to an exemptive order granted by the United States Securities and Exchange Commission on December 17, 1996, the Fund and Calvert Asset Management Company, Inc. (the "Advisor" or "CAMCO"), the Fund's investment adviser, may enter into and materially amend the Investment Subadvisory Agreement without shareholder approval.

The rationale for this grant of authority is that the Advisor's constant supervision of the subadvisor permits the proportion of shareholders' assets subject to particular subadvisor styles to be reallocated (or a new subadvisor introduced or, as is the case here, where control of a subadvisor has changed) in response to changing market conditions or subadvisor performance, in an attempt to improve the Fund's overall performance. In essence, the exemptive order permits the Advisor to select the subadvisor best suited to achieve the Fund's investment objective. The only reason you are receiving this Information Statement is because control of the parent company of the Fund's subadvisor has changed. The Fund's subadvisor, portfolio manager and fees have not changed. Moreover, neither the Fund's investment objective nor its policies have changed.

Obtaining shareholder approval of a change of control of a subadvisor and investment subadvisory agreement imposes costs on the Fund without advancing shareholder interests. Shareholders' interests are adequately protected by their voting rights with respect to the investment advisory agreement and the responsibilities assumed by the Advisor and the Fund's Board of Directors. Further, it has become increasingly difficult to obtain shareholder quorums for shareholder meetings.

Accordingly, pursuant to the exemptive order, as discussed above, as well as in the Prospectus and Statement of Additional Information for the Fund, both dated April 30, 2000, and following the change of control of the parent of the Fund's subadvisor, the Fund is providing information about such change of control.

This Information Statement is expected to be mailed to shareholders of record on or about December 31, 2000.

Shares of the Fund are currently sold only to insurance companies (the "Insurance Companies") for allocation to their separate accounts (the "Variable Accounts") to fund the benefits under certain variable annuity and variable life insurance policies (the "Policies"). Accordingly, the interest of a policy owner in shares of the Fund is subject to the terms of the particular annuity or life insurance policy. For ease of reference, in this Information Statement policy owners are referred to as "shareholders."

Shareholders of the Fund of record at the close of business on December 20, 2000 ("record date") are entitled to receive this Information Statement.

Background. CAMCO serves as investment advisor to the Fund and to several other registered investment companies in the Calvert Group of Funds. CAMCO is located at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland, 20814, and is an indirectly wholly-owned subsidiary of Ameritas Acacia Mutual Holding Company.

CAMCO has traditionally contracted out investment subadvisory services for the Fund. From the Fund's inception through the present, the Fund's subadvisor has been Murray Johnstone International, Ltd. ("MJI"). MJI's principal business office is 875 North Michigan Avenue, Suite 3415, Chicago, Illinois 60611.

The investment subadvisory agreement with MJI as it relates to the Fund is dated as of June 22, 1992. Under the subadvisory agreement, MJI receives a fee from the Advisor based on a percentage of the Fund's average daily net assets. For the Fund's most recent fiscal year ended December 31, 1999, $81,653.96 in fees were paid to MJI.

Until October 5, 2000, MJI's parent company was United Asset Management, Inc., ("UAM"), a Boston-based investment advisory firm holding company. On that date, UAM became a wholly-owned subsidiary of Old Mutual PLC ("Old Mutual"), a South African based insurance and financial services company. On November 6, 2000, Old Mutual sold MJI to Aberdeen Asset Management PLC ("Aberdeen"). Aberdeen is a financial services company located at One Albyn Place, United Kingdom. As a result of these foregoing developments, at a meeting of the Board of Directors held on October 26, 2000, acting pursuant to the exemptive order discussed above, the Board determined to deliver this information statement to the Fund's shareholders.

After careful consideration by the Advisor of MJI's new controlling entity, Aberdeen, the Advisor recommended, and the Board determined to continue MJI as the subadvisor for the Fund. In order to make its decision, the Board received and subsequently evaluated various information about Aberdeen. The Advisor and the Board met with representatives of MJI and Aberdeen who described how the purchase of MJI by Aberdeen would strengthen MJI and be beneficial to MJI and its clients, such as the Fund.

Investment Subadvisor. MJI continues as investment subadvisor to the Fund. As of November 30, 2000, MJI had $1.4 billion in assets under management.

MJI currently provides investment advisory services to certain other mutual funds with investment objectives similar to that of the Fund:


Mutual Fund                           Assets Under Management             Annual Management Fees

Calvert World Values Fund, Inc.       $1,148 million                      $247.2 million
  International Equity Portfolio

PBHG International                    $8.1 million                        $44,000

UAM MJI Intl                          $32.4 million                       $279,000

With respect to these other mutual funds, MJI has not waived, reduced, or otherwise agreed to reduce its compensation under the applicable investment management contracts.

The Fund will continue to be managed by the current portfolio manager, Andrew Preston. Mr. Preston joined MJI in 1985 and has held positions as investment analyst in the United Kingdom and United States Departments of MJI and as a Fund Manager in MJI's Japanese Department. He was appointed a Director of MJI in 1993.

The Fund's investment objective and policies have not changed as a result of the transactions described above. The Fund will continue to seek to provide a high total return consistent with reasonable risk by investing primarily in a globally diversified portfolio of stocks that meet the Fund's investment and social criteria.

MJI's Principal Executive Officers are as follows:

Name and Title                     Name of Company and                     Principal Occupation
with MJI                           Principal Business Address

James Clunie                       Murray Johnstone International, Ltd.    Chairman and Chief Investment
                                   875 Michigan Avenue                     Officer
                                   Suite 3415
                                   Chicago, Illinois 60611

David MacLellan                    Murray Johnstone International, Ltd.    President
                                   875 Michigan Avenue
                                   Suite 3415
                                   Chicago, Illinois 60611

Sue Mullin                         Murray Johnstone International, Ltd.    Vice President - Marketing
                                   875 Michigan Avenue
                                   Suite 3415
                                   Chicago, Illinois 60611

Renee Arnold                       Murray Johnstone International, Ltd.    Vice President
                                   875 Michigan Avenue
                                   Suite 3415
                                   Chicago, Illinois 60611

Steve Waddell                      Murray Johnstone International, Ltd.    Vice President
                                   875 Michigan Avenue
                                   Suite 3415
                                   Chicago, Illinois 60611

Julie McDowell                     Murray Johnstone International, Ltd.    Equity Research Analyst
                                   875 Michigan Avenue
                                   Suite 3415
                                   Chicago, Illinois 60611

Investment Subadvisory Agreement. The Investment Subadvisory Agreement (the "Subadvisory Agreement") between the Advisor and MJI contains the same terms as governed the Advisor's current arrangement with MJI. MJI's fee for subadvisory services continues to be paid by the Advisor. Under the Subadvisory Agreement, MJI receives a fee, payable monthly, of 0.45% of the average daily net assets of the Fund.

Annual Reports. The audited Annual Report to Shareholders of the Fund is incorporated by reference into this Information Statement. Copies of the Annual Report and the most recent semi-annual report succeeding the annual report may be obtained without charge by writing to the Fund at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814 or by calling (800) 368-2745.